UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)

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[_] Definitive Proxy Statement

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Parametric Sound Corporation
(Name of Registrant as Specified in its Charter)

___________________________________________________________

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Filed by: Parametric Sound Corporation

Pursuant to Rule 14a-12 under the

Securities Exchange Act of 1934

Subject Company: Parametric Sound Corporation

Commission File No.: 000-54020

The following press release was issued by Parametric Sound Corporation (Parametric) on November 4, 2013, related to the Agreement and Plan of Merger dated August 5, 2013, among Parametric, VTB Holdings, Inc. (Turtle Beach) and Paris Acquisition Corp.

Parametric Sound Announces $5.1 Million Registered Direct Offering

of Common Stock

SAN DIEGO, California, November 13, 2013 – Parametric Sound Corporation (NASDAQ: PAMT), a leading innovator of audio products and solutions, announced today that it has entered into a subscription agreement for the sale of 364,286 shares of common stock at a price of $14.00 per share for gross proceeds of $5.1 million. The sale and issuance of the shares is expected to close on or about November 15, 2013. The use of proceeds from the sale is for general working capital purposes.

As previously announced, the Company has entered into an Agreement and Plan of Merger with VTB Holdings, Inc. (“Turtle Beach”), the market leader in video game audio. The Company believes the stock sale satisfies a closing condition under the merger agreement requiring Parametric to raise a minimum of $5 million in a “Qualified Equity Offering”.

The sale and issuance of the shares is being made pursuant to a prospectus supplement dated November 13, 2013 and an accompanying prospectus dated May 16, 2013, pursuant to the Company’s effective "shelf" registration statement on Form S-3 (File No. 333-188389), which was filed with the Securities and Exchange Commission on May 6, 2013 and was declared effective on May 16, 2013.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company in this offering. There shall not be any offer, solicitation of an offer to buy, or for the sale of securities in any state or jurisdiction in which such an offering, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offering will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

About Parametric Sound Corporation

Parametric Sound Corporation is a pioneering innovator of directed audio solutions. With a substantial body of intellectual property, Parametric Sound is the foremost authority in the application of acoustic technology to beam sound to target a specific listening area without the ambient noise of traditional speakers. The Company is targeting its technology for new uses in consumer markets including computers, video gaming, televisions, home audio and health care. For more information, visit www.parametricsound.com.

About Turtle Beach

Turtle Beach designs and markets premium audio peripherals for video game, personal computer, and mobile platforms, including its acclaimed line of Ear Force gaming headphones and headsets crafted for PC and Mac, Nintendo, PlayStation and Xbox game consoles, including the next-generation Xbox One. According to the NPD Group, Turtle Beach manufactures the top five best-selling third-party gaming headsets of all time when ranked in dollar sales. The Ear Force X12 wired headset is the No. 1 best-selling third-party gaming headset of all time. Turtle Beach is the official audio provider for Major League Gaming, the world's largest eSports league, and Twitch, the world’s leading video platform and community for gamers. Turtle Beach, headquartered in Valhalla, New York, is majority owned by the Stripes Group, an entrepreneurial growth equity fund based in New York City, and is a brand of Voyetra Turtle Beach, Inc., which has been at the forefront of music and audio technology for more than three decades and is recognized as a pioneer of today’s PC audio industry. Turtle Beach and Ear Force are registered trademarks of Voyetra Turtle Beach, Inc. All other trademarks are property of their respective holders and are hereby acknowledged. For more information, visit www.turtlebeach.com.

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Important Additional Information for Investors and Stockholders

This material is not a substitute for the definitive proxy statement that Parametric will file with the SEC related to the proposed merger. Parametric filed a preliminary proxy statement with the SEC on November 4, 2013 related to the proposed merger. Investors and security holders are urged to read the definitive proxy statement (including any amendments or supplements) and other documents filed with the SEC carefully in their entirety because they contain important information about Parametric, Turtle Beach and the proposed transaction. The definitive proxy statement will be mailed to the stockholders of Parametric. Investors and security holders may obtain free copies of the definitive proxy statement and other relevant documents filed with the SEC by Parametric at the SEC´s web site at www.sec.gov. Free copies of the definitive proxy statement and other documents filed with the SEC also can be obtained by directing a request to Parametric, Attention: Investor Relations, telephone: (888) 477-2150. In addition, investors and security holders may access copies of the documents filed with the SEC by Parametric on Parametric’s website at www.parametricsound.com.

Parametric and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction described in this release. Information regarding Parametric’s directors and executive officers is available in the preliminary proxy statement related to the proposed merger, which was filed with the SEC on November 4, 2013. If and to the extent that any of the Parametric participants will receive any additional benefits in connection with the proposed transaction that are unknown as of the date of this release, the details of those benefits will be described in the definitive proxy statement relating to the proposed transaction. Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of Parametric’s directors and executive officers in the proposed transaction by reading the definitive proxy statement when it becomes available.

PARAMETRIC SOUND CONTACT:

Tracy Neumann

888-HSS-2150, Ext 509

tneumann@parametricsound.com

PARAMETIC SOUND INVESTOR RELATIONS CONTACT:

Dave Mossberg

Three Part Advisors, LLC

817-310-0051

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